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                                    EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



Vista Medical Technologies, Inc.
5451 Avenida Encinas, Suite A
Carlsbad, California  92008


            Re: VISTA MEDICAL TECHNOLOGIES, INC. REGISTRATION STATEMENT ON FORM S-8 FOR 187,500 SHARES OF COMMON STOCK AND RELATED STOCK OPTIONS ISSUABLE UNDER THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN, AS AMENDED.

      Ladies and Gentlemen:

      We have acted as counsel to Vista Medical Technologies, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 187,500 shares of common stock (the "Shares") and related stock options for issuance under the Company's 1997 Stock Option/Stock Issuance Plan, as amended to date (the "Stock Plan").

      This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

      We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Stock Plan. Based on such review, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration therefor received) in accordance with the Stock Plan (including any stock option agreements, stock issuance agreements or stock purchase agreements thereunder) and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Plan or the Shares.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP